EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Encore Capital Group Announces Closing of

$90 Million 3.375% Convertible Senior Note Offering

San Diego, CA, September 22, 2005 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading consumer accounts receivable management firm, today announced the closing of the offering of its $90 million 3.375% convertible senior notes due 2010. JPMorgan Chase and Morgan Stanley served as joint book runners of the offering.

“Through this offering, we believe we have taken steps to effectively manage our interest expense by locking in longer-term fixed rate financing on attractive terms during a period of rising interest rates,” said Brandon Black, President and COO of Encore Capital Group. “In addition, after paying down some of the debt outstanding on our senior credit facility, we currently have approximately $134 million available to continue pursuing portfolio purchases and strategic acquisitions.”

“We believe the current market environment for convertible debt provided a window of opportunity to take advantage of attractive terms for these securities,” said Paul Grinberg, Chief Financial Officer of Encore Capital Group. “Due to our confidence in the future outlook of the Company, we have simultaneously entered into a hedge that will reduce the potential dilution from the future conversion of the notes. This hedge has the economic effect to the Company of increasing the conversion price of the notes to approximately $29.04 per share, representing a 62.5% conversion premium to the per share closing price on September 13, 2005. In aggregate, we believe the convertible senior notes and related hedge transactions will yield positive benefits to the Company by reducing our average interest rate, expanding the capital available to continue pursuing our growth initiatives, and minimizing the dilution to stockholders.”

Earnings Per Share Impact

The Company expects the impact of the convertible senior notes to be immaterial on earnings per share for the third quarter of 2005. For the fourth quarter of 2005, the Company expects that the interest expense savings resulting from the convertible senior notes will have a positive impact on net income of approximately $400,000.

Furthermore, during the fourth quarter of 2005, Encore Capital Group expects to request stockholder approval for a Net-Share Settlement feature that will also reduce the potential dilution from the convertible. The Net-Share Settlement feature will allow the Company to provide a combination of cash and stock to holders of the convertible senior notes at the time of conversion. If and when stockholder approval is received for the Net-Share Settlement feature, then the incremental shares from the assumed conversion of the convertible senior notes will not be included in the calculation of the Company’s Adjusted Weighted Average Shares Outstanding until the Company’s stock price exceeds $22.34 (due to the convertible note hedge and warrant option transactions entered into by the Company).

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Additional Information Related to the Offering and Where to Find It

The Company intends to file with the SEC a proxy statement to seek approval of the potential issuance of the Company’s common stock in connection with the $90 million 3.375% convertible senior notes due 2010. A proxy statement will be mailed to the stockholders of the Company. Investors and stockholders of the Company are urged to read the proxy statement when it becomes available before making any decisions related to the Company’s common stock, including investment or voting decisions, because such proxy statement will contain important information about the offering discussed in this press release. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at http://www.sec.gov.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, the ability to obtain stockholder approval for the net-share settlement feature of the convertible notes, the expected impact on earnings per share and interest expense, the dilution to stockholders, and the future financial performance of the Company. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

CONTACT:

Encore Capital Group, Inc. (Stockholders/Analysts)

Carl C. Gregory, III, 858-309-6961

Carl.gregory@encorecapitalgroup.com

or

J. Brandon Black, 858-309-6963

Brandon.black@encorecapitalgroup.com

or

Paul Grinberg, 858-309-6904

Paul.grinberg@encorecapitalgroup.com

Financial Relations Board (Press)

Tony Rossi, 310-854-8317 (Investor Relations)

trossi@financialrelationsboard.com

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